EXECUTION COPY

SHARE PURCHASE AGREEMENT AMONG

ON TRACK INNOVATIONS LTD. AND

JERRY L. IVY, JR. DESCENDANTS’ TRUST AND

THE OTHER INVESTORS PARTY HERETO

EXECUTION COPY

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of December 23, 2019, is by and among On Track Innovations Ltd., a company formed under the laws of the State of Israel (the “Company”), Jerry L. Ivy, Jr. Descendants’ Trust (“Ivy”), and each of the other investors identified on the signature pages hereto (each (including Ivy), an “Investor”, or collectively, together with Ivy, the “Investors”).

RECITALS

A.

The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise equity financing in an aggregate amount of up to $2,500,000, all on the terms and conditions more fully set out in this Agreement;

B.

The Company desires to issue and sell, and each Investor, severally and not jointly with any other Investor, desires to purchase ordinary shares of the Company, NIS 0.1 per share (the “Ordinary Shares”) as provided for under this Agreement;

C.

In order to complete the transactions contemplated under this Agreement and issue and sell Ordinary Shares the Company needs to increase its authorized share capital, which requires the approval of the Company's shareholders;

D.

The parties agree that the sale of the Ordinary Shares under this Agreement shall be made in two tranches, and on the Initial Closing (as defined below) the Company will issue to the Investors such number of Ordinary Shares that does not require an increase in the Company’s share capital; and

E.

The parties further agree that if the Company increases its authorized share capital the Company will issue to the Investors additional Ordinary Shares pursuant to the Subsequent Closing (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows:

ARTICLE I DEFINITIONS

1.1

Definitions. The following terms have the meanings indicated:

“$” means U.S. dollars.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than a Friday, Saturday, Sunday, or any day which shall be a federal legal holiday in the United States or a legal holiday in Israel.

“Closing” means each of the Initial Closing and the Subsequent Closing.

“Closing Date” means each of the Initial Closing Date and the Subsequent Closing Date.

{S2457971; 14}

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (a) the Ordinary Shares are eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Ordinary Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Ordinary Shares, as applicable, via DWAC.

“DWAC Shares” means Ordinary Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Initial Closing” means the closing of the purchase and sale of the Ordinary Shares pursuant to Section 2.1(a).

“Initial Closing Date” means the date on which (i) all the conditions with respect to the Initial Closing, as set forth in Sections 5.1 and 5.2 (other than those conditions waived by the Person entitled to the benefit of such conditions), have been satisfied and (ii) each party delivers those items required to be delivered to the other party(ies) as set forth in Sections 2.2(a) and (b), or such other date agreed upon by the parties.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company and the Subsidiaries that is material and adverse to the Company and the Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“NIS” means New Israeli Shekels.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Per Share Purchase Price” means $0.20.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Principal Market” shall mean any of the national exchanges (e.g., NYSE or Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Ordinary Shares.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Registrable Securities” means the Ordinary Shares acquired hereunder, and any shares of capital stock issued or issuable with respect to such Ordinary Shares as a result of any stock split, dividend, distribution, recapitalization or similar transaction; provided, that the Registrable Securities shall cease to be Registrable Securities when (a) such Registrable Securities have been disposed of, or (b) such Registrable Securities may be sold without restrictions or other limitations pursuant to Rule 144 (or any successor provision) under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1).

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Short Sales” means and includes, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

“Subsequent Closing” means the closing of the purchase and sale of the Ordinary Shares pursuant to Section 2.1(b).

“Subsequent Closing Date” means the date on which (i) all the conditions with respect to the Subsequent Closing, as set forth in Sections 5.1 and 5.2 (other than those conditions waived by the Person entitled to the benefit of such conditions), have been satisfied and (ii) each party delivers those items required to be delivered as set forth in Sections 2.2(a) and (b), or such other date agreed upon by the parties.

“Subsidiary” means each of the wholly owned subsidiaries of the Company as of the date hereof.

“Transaction Documents” means this Agreement and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement and the other agreements or instruments.

ARTICLE II PURCHASE AND SALE

A.1

Closing.

(a)

Initial Closing. Subject to the terms and conditions set forth in this Agreement, at the Initial Closing, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, such number of Ordinary Shares set forth on such Investor’s signature page to this Agreement, at a purchase price per Ordinary Share equal to the Per Share Purchase Price. The time of the Initial Closing shall be when those items required to be delivered as set forth in Sections 2.2(a) and (b) have been delivered on the Initial Closing Date. The Initial Closing shall take place pursuant to the electronic or other remote exchange of all executed documents and other deliverables required by this Agreement to be delivered at the Initial Closing.

(b)

Subsequent Closing. Subject to the terms and conditions set forth in this Agreement, and only if the Subsequent Closing Condition has been satisfied, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Ordinary Shares set forth on such Investor’s signature page to this Agreement, at the Per Share Purchase Price. The date and time of the Subsequent Closing shall be when those items required to be delivered as set forth in Sections 2.2(a) and (b) have been delivered on the Subsequent Closing Date. The Subsequent Closing shall take place pursuant to the electronic or other remote exchange of all executed documents and other deliverables required by this Agreement to be delivered at the Subsequent Closing.

A.2

Closing Deliveries.

(a)

At each Closing, the Company shall deliver to each Investor a certificate, duly executed by the Company and registered in the name of such Investor, or, if so indicated on such Investor’s signature page, in such other name(s) as designated by such Investor, inclusive of such restrictive and other legends as set forth in Section 4.1(b), evidencing such number of Ordinary Shares pursuant to the provisions of Section 2.1 above. In lieu of such certificate, the Company may deliver a copy of irrevocable issuance instructions in respect of such Investor’s Ordinary Shares delivered to the Company’s transfer agent.

(b)

At each Closing, each Investor shall, severally and not jointly, deliver or cause to be delivered to the Company the following:

(i)

an aggregate amount equal to the Per Share Purchase Price multiplied by the number of Ordinary Shares to be purchased by such Investor hereunder, pursuant to the provisions of

Section 2.1 above, in immediately available funds, by wire transfer pursuant to the instructions attached as Schedule 2.2(b)(i); and

(ii)

as the Company received governmental funding from the Israel Innovation Authority (formerly the Office of the Chief Scientist in the Ministry of Economics), each Investor shall execute and deliver an undertaking in the form of Schedule 2.2(b)(ii) attached hereto.

ARTICLE III REPRESENTATIONS AND WARRANTIES

A.1

Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

(a)

Due Execution. The Company has taken all corporate and other actions necessary to enable it to enter into and perform this Agreement. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement, will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the organizational documents of the Company, and (ii) to the Company’s knowledge, violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties or assets is bound or affected.

(b)

Authority. The Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any further act or consent of, or to notify, any other person whomsoever, except as specifically otherwise provided herein. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by or on behalf of the Company pursuant hereto, have been duly executed and delivered by a duly authorized representative of the Company and constitutes or will, when executed and delivered, constitute the legal, valid and binding obligations enforceable against the Company in accordance with its terms. This Agreement and the Transaction Documents to which the Company is a party or has or will execute have been duly executed and delivered by the Company and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)

Due Organization. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents that would cause to the Company a Material Adverse Effect. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification..

(d)

Consents. Except as expressly provided herein, no consent or authorization from any governmental authority, court or third party is required by the Company for the execution or performance of this Agreement.

(e)

No Public Offering. Based on the representations and warranties of the Investor, the offer, issue, and sale of the Ordinary Sharers contemplated hereby are exempt from the prospectus requirements of the Israeli and U.S. securities laws and regulation. Neither the Company nor any authorized agent acting on its behalf will knowingly take any action hereafter that would cause the loss of such exemptions. The Company has not offered or sold its Ordinary Shares or related derivative securities to more than 35 investors (excluding qualified institutional investors and other excluded investors) during the past 12 months.

(f)

No Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.

(g)

Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of 50,000,000 shares of Ordinary Shares, par value of NIS 0.1 per share, of which 41,324,377 shares of Ordinary Shares as of November 5, 2019 are issued and outstanding. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, and the issuance of Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and except as a result of the purchase and sale of the Ordinary Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents. The issuance and sale of the Ordinary Shares pursuant to this Agreement will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)

Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, since October 31, 2019, received notice from the Principal Market on which the Ordinary Shares is currently quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(i)

SEC Documents; Disclosure. Except as set forth on Schedule 3.1(i), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange

Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments).

(j)

Valid Issuances. The Ordinary Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(k)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Ordinary Shares, do not and will not:

(a)

result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by- laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing (except in all events for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor herein.

(a)

No Material Adverse Change. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in the SEC Documents.

(b)

Litigation and Other Proceedings. Except as disclosed in the SEC Documents or as set forth on Schedule 3.1(m), there are no actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(c)

Registration Rights. No Person (other than the Investors) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

a.1

Representations and Warranties of the Investors. Each Investor hereby, as to such Investor only and for no other Investor, represents and warrants to the Company as follows:

(a)

Organization; Authority. Such Investor, if such Investor is not a natural person, is an entity or trust duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Ordinary Shares hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Public Sale or Distribution. Such Investor is acquiring the Ordinary Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Ordinary Shares or any other Ordinary Shares to or through any person or entity.

(c)

Investor Status; Risk of Loss. At the time such Investor was offered the Ordinary Shares, it was, and on the date hereof it is, and on the date on which it receives the Ordinary Shares it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor has such experience in business and financial matters that such Investor is capable of evaluating the merits and risks of an investment in the Ordinary Shares. Each Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk and can afford the complete loss of such investment. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Such Investor has made its own decisions with respect to its investment in the Ordinary Shares, and not acted or agreed to act as a group with any other Investor or other person (except to the extent disclosed in a filing with the SEC under Section 13(d) or 13(g) of the Exchange Act) with respect to acquiring, holding, voting or disposing the Ordinary Shares.

(d)

General Solicitation. Such Investor is not purchasing the Ordinary Shares as a result of any advertisement, article, notice or other communication regarding the Ordinary Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement. Neither such Investor, nor any Person acting on behalf of such Investor, has offered or sold, and does not presently intend to offer and sell at any future time, any Ordinary Shares by any form of general solicitation or general advertising.

(e)

No Conflicts. The execution, delivery and performance by such Investor of this Agreement and each other Transaction Document and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or

(i)

result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby or perform its obligations hereunder or thereunder.

(a)

Access to Information. Such Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Ordinary Shares and the merits and risks of investing in the Ordinary Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(b)

Residency. Such Investor is a resident of that jurisdiction specified in its address on such Investor’s signature page hereto.

(c)

Not an Israeli Resident. Such Investor confirms that she or he is not a resident of the State of Israel.

(d)

Transfer or Resale. Such Investor understands that: (i) the Ordinary Shares have not been registered under the Securities Act, any U.S. state securities laws or under the laws of any other jurisdiction, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) such Investor shall have delivered to the Company an opinion of counsel acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such Ordinary Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Ordinary Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Ordinary Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(iii) unless otherwise provided for in this Agreement, neither the Company nor any other Person is under any obligation to register the Ordinary Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(e)

No Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of an Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company or such Investor in connection with any of the transactions contemplated under this Agreement.

ARTICLE IV ADDITIONAL COVENANTS

a.1

Transfer Restrictions.

(a)

Each Investor covenants that the Ordinary Shares acquired by such Investor will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with applicable state and foreign securities laws. In connection with any transfer of Ordinary Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel acceptable to the Company (which may include the Company counsel), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b)

The Investors agree to the imprinting (or other evidence), until no longer required by this Section 4.1(b), of those legends set forth in Section 4.1(c), together with such other legends as may be required by applicable law. The Ordinary Shares shall not be required to contain such legend or any other legend (i) following any sale of such Ordinary Shares pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Ordinary Shares can be sold under Rule 144 issued by counsel acceptable to the Company (which may include the Company counsel), or (iii) if the holder provides the Company with a legal opinion reasonably acceptable to the Company issued by counsel acceptable to the Company (which may include the Company counsel) to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

(c)

Prior to the effectiveness of the Registration Statement described in Section 4.2, the certificates (or other evidence) representing the Ordinary Shares shall bear any legend as required by the “blue sky” laws of any state and restrictive legends in substantially the following forms (and a stop- transfer order may be placed against transfer of such share certificates or any Ordinary Shares held electronically in book-entry with the Company’s transfer agent):

THE SHARES REPRESENTED BY THIS SHARE CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SIMILAR LAWS IN OTHER JURISDICTIONS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREUNDER, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL ACCEPTABLE TO THE COMPANY.

Such investor understands that the legend set forth above shall be removed and the Company shall issue a certificate (or similar evidence) without such legend to the holder of the Ordinary Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Ordinary Shares (x) are registered for resale pursuant to an effective registration statement under the Securities Act and (y) are resold pursuant to such registration statement or (ii) in connection with a sale, assignment or other transfer pursuant to Rule 144, such holder provides the Company with an opinion of the Company counsel or a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer may be made in compliance with Rule 144.

a.2

Filing of Current Report; Registration.

(a)

The Company agrees that it shall file a Current Report on Form 8-K, including any required Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investors to review and comment upon the final pre-filing draft version of the Current Report at least one (1) Trading Day prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investors shall use their reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Trading Day from the date each such Investor receives it from the Company.

(b)

Not later than the 90th day following the Subsequent Closing Date, the Company will file with the SEC and the state in which such Investor is a resident a registration statement on Form S- 1, Form S-3 or such other form under the Securities Act as is then available to the Company (including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Registration Statement”), providing for the resale from time to time by the Investors of any and all Registrable Securities. The Company agrees to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable following such filing. The Company shall promptly, and in any event within five (5) Business Days, notify the Investors of the effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Registration Statement for so long as there are any Registrable Securities outstanding that may not be freely transferred notwithstanding the provisions of Rule 144, with respect to such Registrable Securities.

(c)

Promptly following the effective date of the Registration Statement, the Company shall cause the Ordinary Shares issued to the Investors to be DWAC Shares and DWAC Eligible.

a.3

Shareholders Meeting.

(a)

The Company shall promptly following the Initial Closing Date, and subject to the applicable time limitations under the applicable law, summon an extraordinary meeting of the shareholders of the Company (the “Shareholders Meeting”). The Company shall include on the agenda of the Shareholders Meeting (in addition to potentially other items), (i) a proposal to increase the number of Ordinary Shares authorized for issuance from 50,000,000 to 100,000,000; and (ii) a proposal to approve the purchase of the Ordinary Shares pursuant to this Agreement as a private placement the purpose of which is to allow Ivy to hold 25% or more of the total voting rights at the general meeting of the shareholders of the Company; and (iii) a proposal to elect the applicable Ivy Designees (as defined below) as directors in accordance with the terms of the Company’s Articles of Association (collectively, the “Proposals”). The Company shall consult Ivy, and take into consideration Ivy’s comments, on the text of the Proposals.

(b)

Ivy agrees that he (as trustee) shall, and shall cause each member of the “group” described in that certain Schedule 13D dated July 5, 2019 as filed with the SEC on July 9, 2019, to, appear in person or by proxy at the Shareholders Meeting, and any adjournment, postponement, rescheduling or continuation thereof and vote any and all of the Ordinary Shares for which they have the right to vote at such Shareholders Meeting in favor of the Proposals.

a.4

Board Designation.

(a)

Subject to the provisions of this Section 4.4, and provided that the Initial Closing has occurred, the Board shall appoint one (1) representative to the Board designated by Ivy. After the Subsequent Closing occurs, at Ivy’s election and upon notice, the Board shall appoint an additional representative designated by Ivy (together with the representative described in the prior sentence, the “Ivy Designees”); provided, however that the appointment of Ivy Designees shall remain valid through the next general meeting of the Company’s shareholders or as set forth in the Company’s Articles of Association.

(b)

Each of Ivy Designees may be elected to serve as a member of the Board only if he or she (a) satisfies the statutory requirements under the Israeli Companies Law, 1999 to serve as a director of the Company; and (b) provides the Company with a completed and executed director declaration and “D&O Questionnaire” in such forms as shall be provided by the Company and such additional information and documents the Company may reasonably request (including but not limited to an executed confidentiality agreement).

(c)

Subject to any legal requirements, the Ivy Designees shall be entitled to the same compensation, indemnification and directors and officers liability insurance as the other non-employee directors of the Company.

(d)

Ivy acknowledges and agrees that each of the Ivy Designees shall be required to preserve the confidentiality of the Company’s information, including any non-public information entrusted to or obtained by such director by reason of his/her position as a director of the Company. The Company hereby consents to the disclosure by the Ivy Designees of Company information with Ivy or his Affiliates, provided that Ivy and his Affiliates are then subject to a non-disclosure agreement with the Company in such form as approved by counsel to the Company.

a.5

Use of Proceeds. The Company shall use the net proceeds from the sale of the Ordinary Shares hereunder for working capital.

a.6

Purchase in the Open Market. Ivy shall be entitled to purchase additional Ordinary Shares in the open market subject to applicable law and the Company’s insider trading policy.

a.7

Information Rights. Subject to the terms of any non-disclosure or confidentiality agreement, the Company shall provide Ivy with information and reports concerning operations and performance similar to and concurrent with the Company’s reports to its Board.

a.8

Rule 10b-5 and Insider Trading Matters. Ivy confirms that he is familiar with Rule 10b-5 promulgated under the Securities Exchange Act and its applicability on any material non-public information Ivy may receive from the Company under this Agreement. Ivy further undertakes to abide to the Company’s Insider Trading Policy as amended from time to time and any instructions provided by the Company thereunder.

a.9

Listing of Ordinary Shares. The Company shall promptly secure the listing of all of the Ordinary Shares to be issued to the Investors hereunder on the Principal Market (subject to official notice of issuance) and shall use commercially reasonable best efforts to maintain, so long as any of the Ordinary Shares shall be so listed, the listing of all such Ordinary Shares from time to time issuable hereunder. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Ordinary Shares on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

a.10

Pre-Emptive Right. If the Company offers, or intends to offer, any equity securities (including any instruments convertible for or exchange into equity securities), except with respect to an Exempt Issuance, the Company covenants and agrees to first offer such securities to Ivy. If Ivy declines to purchase such securities, the Company may offer the securities on the same terms and conditions (or other terms and conditions no less favorable to those offered to Ivy pursuant to the initial offer pursuant to this Section 4.10) to other interested persons. If the Company modifies or amends the material terms or material conditions of such offering before it is completed in a manner that is less favorable to Ivy than the initial offer pursuant to this Section 4.10, the Company shall comply again with the provisions of this Section 4.10.

a.11

Prohibited Transactions. Each Investor will not, directly or indirectly, (i) engage in any purchases or sales in any of the Company’s securities, including derivatives thereof, until permitted under the Company’s insider trading policy; or (ii) engage in any Short Sales prior to the later of (a) the date that such Short Sales are not prohibited by applicable law or regulation and

(a)

the time the transactions contemplated by this Agreement are publicly disclosed.

ARTICLE V CONDITIONS

a.1

Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Ordinary Shares at the applicable Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties. The representations and warranties of the Company contained in Section 3.1 shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of the applicable Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

(b)

Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the applicable Closing.

(c)

Transaction Documents. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Investors.

(d)

No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(e)

No Stop Order or Suspension. Neither the SEC, FINRA or the Principal Market nor any state agency or other administrative body shall have initiated or instituted any Proceeding relating to the Company or the Ordinary Shares or issued a stop order or other order suspending trading of the Ordinary Shares.

(f)

No Change of Executive Officers. There shall have been no change in the identity of the chief executive officer of the Company since the date hereof.

(g)

DWAC Eligible. The Ordinary Shares must be DWAC Eligible and not subject to a “DTC chill.”

(h)

SEC Documents. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

(i)

Subsequent Closing Condition. Only with respect to the Subsequent Closing, the Company’s shareholders shall have approved the Proposals pursuant to Section 4.3(a) (the “Subsequent Closing Condition”).

a.2

Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue and sell the Ordinary Shares at the applicable Closing is subject to the satisfaction or waiver by the Company, at or before the applicable Closing, of each of the following conditions:

(a)

Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of the applicable Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

(b)

Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the applicable Closing, including, only with respect to the Subsequent Closing, the satisfaction of the covenant under Section 4.3(b) above.

(c)

Transaction Documents. Each Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Investors shall have delivered to the Company those items required by Section 2.2(b).

(d)

No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI

INDEMNIFICATION.

a.1

Indemnification Obligations. Each Investor and the Company (each an “Indemnifying Party”) agrees to indemnify and hold harmless the other parties along with their respective officers, directors, employees, and authorized agents and members of any Schedule 13D “group”, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of any representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto or any SEC Document, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that (i) with respect to the Registration Statement and any other SEC filing, the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post- effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented) or any other SEC filing; and (ii) the foregoing indemnity shall not apply to “forward looking statements” made by the Company if and to the extent such statements are “forward looking statements” as defined in, and that comply with, 15 U.S. Code § 78u–5(i) and (c), respectively.

a.2

Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party under Section 6.1 shall be asserted and resolved as follows:

(a)

In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 6.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 6.1 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 6.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)

If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 6.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 6.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 6.1 with respect to such Third Party Claim.

(ii)

If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)

If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 6.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 6.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)

In the event any Indemnified Party should have a claim under Section 6.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 6.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)

The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(d)

The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE VII MISCELLANEOUS

a.1

Termination. This Agreement may be terminated by the Company or Investors having the right to acquire a majority of Ordinary Shares hereunder, by written notice to the other parties, if (1) the Initial Closing has not been consummated by January 31, 2020; or (2) the Subsequent Closing has not been consummated by April 30, 2020; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties), and further provided that no termination of this Agreement after the Initial Closing has occurred shall invalidate the transactions contemplated under the Initial Closing.

a.2

Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, provided that the Company shall pay $15,000 for Ivy’s counsel’s fees and expenses. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of Ordinary Shares.

a.3

Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the applicable Closing, and without further consideration, the Company and the Investors will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

a.4

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of

(a) the date of transmission, if such notice or communication is delivered via email at the email address specified on the applicable signature page to this Agreement prior to 6:30 p.m. Eastern Time on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified on the applicable signature page to this Agreement on a day that is not a Business Day or later than 6:30 p.m. Eastern Time on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or email addresses as may be designated in writing hereafter, in the same manner, by any such Person.

a.5

Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding or having the right to acquire a majority of the Ordinary Shares to be purchased hereunder at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

a.6

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

a.7

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Ivy. Any Investor may not assign his rights under this Agreement or any rights or obligations hereunder without the prior written consent of Ivy; provided that, upon the approval of Ivy, (i) such Person to whom such Investor assigns or transfers any Ordinary Shares, agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Ordinary Shares, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

a.8

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

a.9

Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ISRAEL. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN TEL AVIV-JAFFA, ISRAEL AND SEATTLE, WASHINGTON FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR

OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

a.10

Survival. Unless this Agreement is terminated pursuant to Section 7.1, the representations and warranties contained herein shall survive for a period of two years immediately following the applicable Closing Date, and the other agreements and covenants contained herein shall survive the applicable Closing Date indefinitely.

a.11

Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such email-attached signature page were an original thereof.

a.12

Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

a.13

 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

a.14

Publicity. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Investors acknowledge that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investors further agree that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

On Track Innovations Ltd.
By:/S/ Yehuda Holtzman
Name: Yehuda Holtzman
Title: Chief Executive Officer
Address for Notices:
c/o On Track Innovations Ltd. Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000 Attn: Yehuda Holtzman, Chief Executive Officer Email:
With a copy (which shall not constitute notice) to:
ZAG/S&W LLP 41-45 Rothschild Blvd., Beit Zion, Tel Aviv, 65784 Israel Attn: Shy S. Baranov, Adv. Email:

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Share Purchase Agreement dated as of December 23, 2019 (the “Agreement”), by and among On Track Innovations Ltd., a company formed under the laws of the State of Israel, and the Investors party thereto, as to the number of Ordinary Shares set forth below such Investor’s name below, and authorizes this signature page to be attached to the Agreement or counterparts thereof.

Name of Investor: Jerry L. Ivy, Jr. Descendants’ Trust
/S/ Jerry L. Ivy, Jr.
Name: Jerry L. Ivy, Jr.
Title: Trustee
With a copy (which shall not constitute notice) to:
Law Office of Mark R. Beatty 10900 N.E. 4th Street, Suite 1850 Bellevue, WA 98004 Attn: Mark R. Beatty Email:

Number of Ordinary Shares Purchased: 10,000,000 to be split between the Initial Closing and Subsequent Closing as follows:

Number of Ordinary Shares Purchased at the Initial Closing: 5,200,000

Number of Ordinary Shares Purchased at the Subsequent Closing: 4,800,000

Aggregate Purchase Price: $2,000,000 to be split between the Initial Closing and Subsequent Closing as follows:

Purchase Price at the Initial Closing: $1,040,000 Purchase Price at the Subsequent Closing: $960,000

Address:
Telephone No.:
Email Address:

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Share Purchase Agreement dated as of December 23, 2019 (the “Agreement”), by and among On Track Innovations Ltd., a company formed under the laws of the State of Israel, and the Investors party thereto, as to the number of Ordinary Shares set forth below such Investor’s name below, and authorizes this signature page to be attached to the Agreement or counterparts thereof.

Name of Investor: William C. Anderson
Signature: /S/ William C. Anderson

Number of Ordinary Shares Purchased: 2,000,000 to be split between the Initial Closing and Subsequent Closing as follows:

Number of Ordinary Shares Purchased at the Initial Closing: 1,040,000

Number

of

Ordinary

Shares

Purchased

at

the Subsequent Closing: 960,000

Aggregate Purchase Price: $400,000 to be split between the Initial Closing and Subsequent Closing as follows:

Purchase Price at the Initial Closing: $208,000 Purchase Price at the Subsequent Closing: $192,000

Address:
Telephone No.:
Email Address:

[Investor Signature Page to Share Purchase Agreement]

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Share Purchase Agreement dated as of December 23, 2019 (the “Agreement”), by and among On Track Innovations Ltd., a company formed under the laws of the State of Israel, and the Investors party thereto, as to the number of Ordinary Shares set forth below such Investor’s name below, and authorizes this signature page to be attached to the Agreement or counterparts thereof.

Name of Investor: James Scott Medford
Signature: /S/ James Scott Medford

Number of Ordinary Shares Purchased: 500,000 to be split between the Initial Closing and Subsequent Closing as follows:

Number of Ordinary Shares Purchased at the Initial Closing: 260,000

Number

of

Ordinary

Shares

Purchased

at

the Subsequent Closing: 240,000

Aggregate Purchase Price: $100,000 to be split between the Initial Closing and Subsequent Closing as follows:

Purchase Price at the Initial Closing: $52,000 Purchase Price at the Subsequent Closing: $48,000

Address:
Telephone No.:
Email Address:

[Investor Signature Page to Share Purchase Agreement]

Schedule 2.2(b)(i) Wire Transfer Instructions

Undertaking to Israel Innovation Authority Schedule 2.2(b)(ii)

ON TRACK INNOVATIONS LTD. SCHEDULES